Exhibit 99.1

CDK Global, Inc. Announces Extension of the Expiration Date of Its Tender Offers and Consent Solicitations

HOFFMAN ESTATES, Ill. – May 18, 2022 – CDK Global, Inc. (Nasdaq: CDK) (“CDK” or the “Company”), a leading automotive retail technology company, today announced that it is extending the expiration date (as extended with respect to a Tender Offer, the “Expiration Date”) of each of its previously announced tender offers (the “Tender Offers”) relating to any and all of its outstanding 4.500% Senior Notes due 2024, the interest rate of which adjusts from time to time and is currently 5.000% (the “2024 Notes”), 4.875% Senior Notes due 2027 (the “2027 Notes”) and 5.250% Senior Notes due 2029 (the “2029 Notes” and, together with the 2024 Notes and the 2027 Notes, the “Notes”) pursuant to its Offer to Purchase and Consent Solicitation Statement dated April 20, 2022 (the “Offer to Purchase and Consent Solicitation Statement”). In conjunction with the Tender Offers, CDK solicited from holders of the Notes consents (the “Solicitations”) to the adoption of proposed amendments to the indentures governing the Notes (the “Indentures”) to, among other things, eliminate any obligation to make a Change of Control Offer (as defined in the applicable Indenture), substantially all of the other restrictive covenants and certain events of default and other provisions (the “Proposed Amendments”). The Expiration Date for each Tender Offer and Solicitation has been extended from 12:00 midnight, New York City time, at the end of the day on May 20, 2022 to 12:00 midnight, New York City time, at the end of the day on May 27, 2022.

As of 5:00 p.m. New York City time, on May 17, 2022, holders of approximately 82.5%, 81.3% and 97.9% of the outstanding aggregate principal amount of the 2024 Notes, 2027 Notes and 2029 Notes, respectively, have validly tendered and not validly withdrawn their Notes. Previously tendered Notes may not be withdrawn.

Except for the extension of the Expiration Date as described above, all other terms and conditions of each Tender Offer and Solicitation remain unchanged. Holders that have previously tendered their Notes do not need to re-tender their Notes or take any other action in response to this extension.

CDK undertook the Tender Offers and the Solicitations in connection with the Agreement and Plan of Merger, dated as of April 7, 2022, by and among Central Parent LLC, a Delaware limited liability company (the “Acquiror”), Central Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of the Acquiror (“Merger Sub”), and CDK, as amended from time to time, pursuant to which Merger Sub will be merged with and into CDK, with CDK surviving such merger as a wholly-owned subsidiary of the Acquiror (such transaction, the “Acquisition”). The Acquiror is an affiliate of Brookfield Asset Management Inc. and Brookfield Capital Partners VI L.P. CDK anticipates that the Acquisition will be completed in the third quarter of 2022 and intends to extend the applicable Expiration Date for each Tender Offer, without extending the related withdrawal deadline (unless required by law) to have the applicable acceptance date and settlement date coincide with the closing of the Acquisition.

If a Tender Offer is consummated and the Proposed Amendments become operative, the Notes subject to such Tender Offer that remain outstanding will not benefit from any of the restrictive covenants that are eliminated by the adoption of the Proposed Amendments and the Acquisition will not trigger the requirement that the Company make a Change of Control Offer under the applicable Indenture.

This press release does not constitute an offer to sell or purchase, or a solicitation of an offer to sell or purchase, or the solicitation of tenders or consents with respect to, any security. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such an offer, solicitation or sale would be unlawful. The Tender Offers will only be made pursuant to the terms of the Offer to Purchase and Consent Solicitation Statement.

Holders may obtain copies of the Offer to Purchase and Consent Solicitation Statement from the Information Agent and Tender Agent for the Tender Offers, D.F. King & Co., Inc., at (212) 269-5550 (collect, for banks and brokers only) and (888) 540-8736 (toll free).

Credit Suisse Securities (USA) LLC is the Dealer Manager for the Tender Offers and Solicitation Agent for the Solicitations. Questions regarding the Tender Offers and Solicitations may be directed to Credit Suisse Securities (USA) LLC at (800) 820-1653 (toll free) and (212) 325-2476 (collect).

None of CDK, the Dealer Manager and Solicitation Agent, the Information Agent and Tender Agent or any other person makes any recommendation as to whether holders of Notes should tender their Notes or provide the related consents, and no one has been authorized to make such a recommendation.

About CDK Global, Inc.

With approximately $2 billion in revenues, CDK Global (NASDAQ: CDK) is a leading provider of retail technology and software as a service (SaaS) solutions that help dealers and auto manufacturers run their businesses more efficiently, drive improved profitability and create frictionless purchasing and ownership experiences for consumers. Today, CDK serves over 15,000 retail locations in North America.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains forward-looking statements. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. By their nature, forward-looking statements involve risks and uncertainty because they relate to events and depend on circumstances that will occur in the future, and there are many factors that could cause actual results and developments to differ materially from those expressed or implied by these forward-looking statements. Forward-looking statements include, among other things, statements about the ability of the parties to complete the proposed transaction and the expected timing of completion of the proposed transaction; as well as any assumptions underlying any of the foregoing.

The following are some of the factors that could cause actual future results to differ materially from those expressed in any forward-looking statements: (i) uncertainties as to the timing of, and the Company’s ability to complete, the Tender Offers and Solicitations, (ii) uncertainties as to the timing of the equity tender offer and the merger; (iii) the risk that the proposed transaction may not be completed in a timely manner or at all; (iv) uncertainties as to the percentage of the Company’s stockholders tendering their shares of common stock in the equity tender offer; (v) the possibility that competing offers or acquisition proposals for the Company will be made; (vi) the possibility that any or all of the various conditions to the consummation of the tender offer or the merger may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); (vii) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, including in circumstances that would require the Company to pay a termination fee or other expenses; (viii) the effect of this announcement or pendency of the proposed transaction on the Company’s ability to retain and hire key personnel, its ability to maintain relationships with its customers, suppliers and others with whom it does business, its business generally or its stock price; (ix) risks related to diverting management’s attention from the Company’s ongoing business operations; (x) the risk that stockholder litigation in connection with the proposed transaction may result in significant costs of defense, indemnification and liability; and (xi) other factors as set forth from time to time in the Company’s filings with the SEC, including its annual report on Form 10-K for the fiscal year ended June 30, 2021 and any subsequent quarterly reports on Form 10-Q. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are based on information currently available to the Company, and the Company expressly disclaims any intent or obligation to update, supplement or revise publicly these forward-looking statements except as required by law.

Media Contacts:
Tony Macrito

630.805.0782

Tony.Macrito@cdk.com

Investor Relations Contact:

Reuben Gallegos

847.542.3254

Reuben.Gallegos@cdk.com